UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of principal executive offices) (Zip Code)

(714) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Compensatory Arrangements of Certain Officers

On September 30, 2020, pursuant to its 2020 Equity Incentive Plan, OMNIQ Corp., a Delaware corporation (the “Company”), granted options to purchase an aggregate of 440,000 shares of the Company’s common stock to certain of its employees, officers and directors, including options to purchase 230,000 shares of its common stock to Shai Lustgarten, the Company’s Chief Executive Officer, options to purchase 40,000 shares of its common stock to Niv Nissenson, its Chief Financial Officer, options to purchase 150,000 shares of its common stock to Haim Nissenson, a consultant and principal stockholder, and options to purchase 10,000 shares of its common stock to Company Directors Andy MacMillan and Yaron Shalem, respectively. The exercise price of all of the options granted was $4.40 per share, which was the closing price of the Company’s common stock on September 29, 2020, the day prior to the grant, except for the options granted to Shai Lustgarten and Haim Nissenson, which have an exercise price of $4.84 per share. The options granted to Shai Lustgarten and Haim Nissenson have a term of five (5) years and the balance of the options have a term of ten (10) years.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2020, the Company filed an amendment to its Certificate of Incorporation, as amended (the “Amendment”), with the Secretary of State of Delaware, pursuant to which the Company reduced the amount of its authorized common stock to 15,000,000 and reduced the amount of its authorized preferred stock to 5,000,000, of which 3,000,000 shares shall be designated as Series C Preferred Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2020, the Company held its annual meeting of shareholders (the “Meeting”).  A total of 2,948,142 shares of common stock and 1,842,500 shares of Series C Preferred Stock, constituting a quorum, were present and accounted for at the Meeting.  At the Meeting, the Company’s stockholders approved the following proposals:

(i)	The election of four (4) members of the board of directors of the Company (the “Board”) to serve until the next annual meeting to be held in 2021 or until their successors have been duly elected and qualified;

All the director nominees were elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Shai S. Lustgarten	3,024,463	15,804	0
Andrew J. MacMillan	3,029,463	10,804	5,000
Neev Nissenson	3,024,463	15,804	0
Yaron Shalem	3,024,463	15,804	0

(ii)	A non-binding resolution to approve the compensation of the Company’s named executive officers;

The potential advisory resolution on the compensation of the Company’s named executives was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
3,004,283	22,434	4,550	0

(iii)	A non-binding proposal as to the frequency with which stockholders will vote on the compensation of the Company’s named executive officers in future years;

The potential non-binding resolution as described above was approved and the votes were cast as follows:

Three Years	Two Years	One Year	Abstain
2,721,761	391	24,644	9,971

(iv)	The ratification of the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for fiscal year 2020;

The potential reappointment of Haynie & Company was approved and the votes were cast as follows:

For	Against	Abstain
3,063,213	0	2,500

(v)	The filing of the Amendment to the Company’s Certificate of Incorporation, as amended, to reduce the amount of its authorized common stock to 15,000,000 and to reduce the amount of its authorized preferred stock to 5,000,000;

The Amendment was approved and the votes were cast as follows:

For	Against	Abstain
3,036,223	0	2,500

(vi)	The adoption of the Company’s 2020 Equity Incentive Plan;

The Company’s 2020 Equity Incentive Plan was approved and the votes were cast as follows:

For	Against	Abstain
3,018,647	0	4,500

As of the record date for the Meeting, 4,634,637 shares of common stock and 2,145,030 shares of Series C Preferred Stock were issued and outstanding.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Amendment to the Certificate of Incorporation, as amended, of OMNIQ Corp., dated September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020

OMNIQ CORP.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO